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                                                                  Exhibit 10.118
                       THIRD AMENDMENT TO RIGHTS AGREEMENT

          THIS THIRD AMENDMENT TO RIGHTS AGREEMENT (this "Amendment"), dated as of October 1, 2002, is made by and between ARV ASSISTED LIVING, INC., a Delaware corporation (the "Company"), and CONTINENTAL STOCK TRANSFER & TRUST COMPANY (the "Rights Agent").

                                    RECITALS

          A. WHEREAS, the Company and the Chasemellon Shareholders Services, L.L.C. ("Chasemellon") entered into that certain Rights Agreement dated as of May 14, 1998, as amended as of October 21, 1998 and April 24, 2000 (the "Rights Agreement");

          B. WHEREAS, Chasemellon, as assignor, and Rights Agent, as assignee, entered into that Certain Assignment and Assumption of Rights Agreement dated September 25, 2002 pursuant to which Chasemellon assigned and transferred all of its right, title and interest under the Rights Agreement to Rights Agent, and Rights Agent assumed and agreed to perform and to be bound by all of the terms and conditions imposed upon Chasemellon under the Rights Agreement

          C. WHEREAS, pursuant to Section 26 of the Rights Agreement, the Company and the Rights Agent desire to amend the Rights Agreement as set forth below;

          NOW, THEREFORE, the Rights Agreement is hereby amended as follows:

          1. Amendment of Section 9. The following paragraph shall be added to
Section 9 beneath the last sentence of the first paragraph of Section 9.

          "The Company agrees to take all such action, from and after the Distribution Date, as may be necessary or appropriate to permit the issuance of shares in connection with the exercise of the Rights, including any required registration under (i) the Securities Act of 1933, as amended from time to time (the "Securities Act"), and (ii) the securities or "blue sky" laws of the various states, in connection with the exercisability of the Rights. The Company may temporarily suspend, for a period of time not to exceed 90 days, the exercisability of the Rights in order to prepare and file a registration statement or statements for the purpose of effecting any such registration and permit such statement(s) to become effective. At the commencement and termination of any such suspension, the Company shall issue a public announcement and shall provide written notice to the Rights Agent, stating that the exercisability of the Rights has been temporarily suspended, or that such suspension has terminated, as the case may be. Notwithstanding any provision of this Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction unless the requisite qualification in such jurisdiction shall have been obtained and until a registration statement has been declared effective."

          2. Amendment of Section 23.1. The first sentence of Section 23.1 of the Rights Agreement is hereby amended and restated to read in its entirety as follows:

               "23.1 Right to Redeem. The Board of Directors of the Company may, at its option, at any time prior to the Distribution Date, redeem all but not less than all of the then outstanding Rights at a redemption price of $.01 per Right, appropriately adjusted to reflect any stock split, stock dividend, recapitalization or similar transaction occurring after the date hereof (such redemption price

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being hereinafter referred to as the "Redemption Price"), and the Company may, at its option, pay the Redemption Price in Common Shares (based on the "current per share market price," determined pursuant to Section 11.4, of the Common Shares at the time of redemption), cash or any other form of consideration deemed appropriate by the Board of Directors."

          3. Amendment of Section 27.1. Section 27.1 of the Rights Agreement is hereby amended and restated to read in its entirety as follows:

               "27.1 Exchange of Common Shares for Rights. The Board of Directors of the Company may, at its option, at any time after the occurrence of a Trigger Event, exchange Common Shares for all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become void pursuant to the provisions of Section 11.1.2) by exchanging that number of Common Shares having an aggregate value equal to the Spread (with such value being based on the current per share market price (as determined pursuant to Section 11.4) on the date of the occurrence of a Trigger Event) per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such amount per Right being hereinafter referred to as the "Exchange Consideration"). Notwithstanding the foregoing, the Board shall not be empowered to effect an exchange for more than that number of Rights for which there are sufficient Common Shares authorized but unissued, or held by the Company as treasury shares, to permit the exchange for Rights. From and after the occurrence of an event specified in Section 13.1, any Rights that theretofore have not been exchanged pursuant to this Section
27.1 shall thereafter be exercisable only in accordance with Section 13 and may not be exchanged pursuant to this Section 27.1. The exchange of the Rights by the Board of Directors may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish."

          4. Effectiveness. This Amendment shall be deemed effective as of August 20, 2002 as if executed by both parties on such date. Except as amended hereby, the Rights Agreement shall remain in full force and effect and shall be otherwise unaffected hereby.

          5. Miscellaneous. This Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such state applicable to contracts to be made and performed entirely within such state, without giving effect to the choice of law provisions thereof. This Amendment may be executed in any number of counterparts, each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. If any term, provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, illegal, or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

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          IN WITNESS WHEREOF, the parties hereto have caused this Third
Amendment to Rights Agreement to be duly executed as of the date first above written.


ARV ASSISTED LIVING, INC.


          By:
               ---------------------------------
          Name:   Douglas M. Pasquale

          Its:    Chairman, Chief Executive Officer


CONTINENTAL STOCK TRANSFER & TRUST COMPANY


          By:
               ---------------------------------
          Name:
               ---------------------------------
          Its:
               ---------------------------------

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